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                                                                    EXHIBIT 10.1

                         ALCO FINANCIAL SERVICES, LLC

                          ACCOUNTS PURCHASE AGREEMENT
                          ---------------------------

This Accounts Purchase Agreement (the "Agreement") is made as of August 31, 1998, by and between ALCO FINANCIAL SERVICES, LLC, a California limited liability company (together with its successors and assigns, "Factor"), and CHATCOM, INC., a California corporation (together with its successors and assigns, the "Company") concerning loans and other credit accommodations to be made by Factor to Company.

1.  PURCHASE OF CERTAIN ACCOUNTS AND OTHER CREDIT ACCOMMODATIONS.

    1.1  Sale of Certain Accounts. Company hereby agrees to sell and assign to
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Factor as absolute owner all of its right, title and interest in and to such of its Accounts which Company submits to Factor and Factor, in its discretion, agrees to purchase. As used in this Agreement, "Accounts" shall include all accounts that Company may own from time to time and any and all general intangibles, chattel paper and instruments derived therefrom or related thereto and all other obligations owing to Company in connection with the sale of goods by Company or the performance of services by Company constituting the basis for such accounts, and all books, records and other property at any time evidencing or related to the foregoing and all products and proceeds of any of the foregoing in any form including, without limitation, any claims against third parties for loss or damage to, or destruction of, any or all of the foregoing claims under any and all insurance policies with respect thereto. As used herein "Accounts" shall also include all rights, remedies, guaranties, security interests and liens in respect of such Accounts, including, without limitation
(i) rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor, lienor or secured party with respect to all goods relating to or the sale of which generated such Accounts, including without limitation, all returned, reclaimed or repossessed goods; (ii) all rights of a loss payee or a policy holder under any credit insurance policy relating to such Accounts; and (iii) all rights to the proceeds of the foregoing in any form, including, but not limited to, insurance proceeds of any nature or kind pertaining thereto or covering such Accounts of the goods and services underlying such Accounts. To evidence the potential liability of the Company for the "Purchased Accounts" (as defined below in Section 3.1), the Company shall execute and deliver to Factor a certain Accommodation Note (the "Accommodation Note") in the maximum principal amount of the "Maximum Purchased Account Limit" (as defined below in Section 18.1.1) payable to the order of Factor.

    1.2  Loans Against Eligible Inventory. Factor shall, subject to the terms
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and conditions contained herein, including the Inventory Rider attached to this
Agreement and incorporated herein, make revolving loans to Company pursuant to the Inventory Rider attached hereto ("Inventory Advances") in amounts requested by Company from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided that the requested loan, together with any such "Inventory Advances" made pursuant to the Inventory Rider attached hereto and incorporated herein by this reference, would not cause the aggregate outstanding Obligations to exceed the Maximum Amount (as defined in Section 18

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below) at any one time. Amounts advanced as part of the Inventory Advances shall be evidenced by a certain Promissory Note (the "Promissory Note") in the maximum principal amount of $300,000 to evidence the Inventory Advances made by Factor from time to time pursuant to the Inventory Rider to this Agreement.

     1.3  Closing Requirements. Prior to the initial purchase of Eligible
          --------------------
Accounts or the first advance of funds pursuant to the Inventory Rider, Company shall have satisfied the closing requirements set forth in Exhibit "D" attached
                                                           -----------
hereto.

2.  PRESENTATION OF ACCOUNTS.

     2.1 From time to time Company shall submit a list of "Eligible Accounts" (as defined below in Section 2.2) Company wishes to sell to Factor. Upon the payment from time to time by Factor of the "Purchase Price" for each such Eligible Account by Factor as provided in Section 4 below, each such "Purchased Account" (as defined below in Section 3.1) shall be deemed automatically to be assigned, transferred and sold to Factor. Details regarding each Purchased Account shall be accompanied by the following:

          2.1.1 original invoices, or legible photocopies thereof (and, if photocopies are provided, originals when Factor so request), relating to the Selected Accounts and copies of such original contracts and purchase orders relating to the Selected Accounts as Factor may from time to time request;

          2.1.2 bills of lading, evidence of shipment and such other documents and proof of delivery as Factor may from time to time require;

          2.1.3  letters in the form attached hereto as Exhibit "C" or in such
                                                        -----------
other form as Factor from time to time provide ("Letters"), signed by Company and addressed to each obligor, customer or debtor (each, an "Account Debtor") in any way obligated on or in connection with any Purchased Account, directing each Account Debtors to make payment of its Accounts to a particular Lockbox address to be designated by Factor (as provided in Section 6 hereof); alternatively, Factor may forward such Letters under its name to the Account Debtor upon at least five (5) days prior notice to Company;

          2.1.4 such UCC-3 releases and/or inter-creditor agreements as Factor may require, in form and substance acceptable to Factor, signed by any and all third parties claiming an interest in or to its Collateral.

          2.1.5 credit memos or similar documentation or correspondence from Company to Factor providing notice to Factor of any commissions, discounts or similar accounting relating to or affecting any of the Accounts, including without limitation contracts, agreements, or similar instruments; and

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         2.1.6  such other agreements, memoranda, instruments, invoices and documents relating to any of the Accounts, whether or not Selected Accounts, as Factor may require in Factor's sole discretion.

    2.2 As used in this Agreement, "Eligible Accounts" are Accounts created by Company in the ordinary course of its business which are and remain acceptable to Factor for purchasing purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Factor, in its sole judgment, on ten (10) days prior written notice to Company. Factor shall, in general, deem Accounts to be Eligible Accounts if:

         2.2.1 such Accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 18.2.2;

         2.2.2 each invoice representing an Account is accompanied by its underlying purchase order issued to "ChatCom, Inc.";

         2.2.3 the amounts of the Accounts reported to Factor are absolutely owing to Company and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the Account Debtors may be conditional or contingent;

         2.2.4 the Account Debtor's chief executive office or principal place of business is located in the United States; provided, however, that Factor may consider purchasing Accounts with an Account Debtor outside of the United States on such terms and conditions as Factor, in its sole discretion, may determine (such as a favorable payment history), including a lower Purchase Price (as hereinafter defined) than for Accounts with Account Debtors located in the United States;

         2.2.5 such Accounts do not arise from progress billings, guaranteed sales, retainages or bill and hold sales;

         2.2.6 there are no adverse relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof;

         2.2.7 the goods giving rise thereto were not at the time of the sale subject to any liens or security interests except those permitted in this Agreement, as shown in Exhibit B attached hereto;
                       ---------

         2.2.8 such Accounts are not Accounts with respect to which the Account Debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Company, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise;

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          2.2.9   such Accounts are not Accounts with respect to which the
Account Debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision of any of the foregoing, unless there has been compliance with any law, rule or regulation applicable to The Federal Assignment of Claims Act of 1940, to the Factor's satisfaction;

          2.2.10 there are no facts existing or threatened which might result in any adverse change in the Account Debtor's financial condition;

          2.2.11 such Accounts owed by a single Account Debtor or its affiliates do not represent more than twenty (20%) percent of all otherwise Selected Accounts (Accounts excluded from Selected Accounts solely by reason of this subsection 2.2.11 shall nevertheless be considered Eligible Accounts to the extent of the amount of such Accounts which does not exceed fifty (50%) percent of all otherwise Eligible Accounts);

          2.2.12 such Accounts are not owed by an Account Debtor who is or whose affiliates are past due upon other Accounts owed to Company comprising more than twenty-five (25%) percent of the Accounts of such Account Debtor or its affiliates owed to Company;

          2.2.13 such Accounts are owed by Account Debtors whose total indebtedness to Company does not exceed the amount of any customer credit limits as established, and changed, from time to time by Factor on notice to Company (Accounts excluded from Eligible Accounts solely by reason of this subsection
2.2.13 shall nevertheless be considered Eligible Accounts to the extent the amount of such Accounts does not exceed such customer credit limit); and

          2.2.14 such Accounts are owed by Account Debtors deemed creditworthy at all times by Factor.

     2.3 As used herein the term "Ineligible Account" means any Account which does not fully qualify under Section 2.2 above or any of the following:

          2.3.1 any Account with respect to which a representation or warranty contained herein or in accompanying documents and instruments was not or does not continue to be materially true and accurate, including without limitation, any Account that is subject to a potential claim or set-off;

          2.3.2 any Account in connection with which the Account Debtor has reported or reports that its balance as set forth as due and owing by Company is incorrect or disputed;

          2.3.3 any Account for which the term of payment exceeds 30 days from the date of invoice;

          2.3.4 any Account constituting partial billings and returns that provide that the Account Debtor need make no payment prior to full shipment or full performance;


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          2.3.5   any Account for which Company has secured any instrument or chattel paper or with respect to all or part of which a check, promissory note, draft, trade acceptance or other instrument has been received, presented for payment and returned uncollected for any reason, unless the foregoing shall have been acknowledged and approved by Factor prior to the sale and purchase of such Account;

          2.3.6 any Account on which Company has extended the time for payment, unless such extension shall have been acknowledged and approved by Factor prior to the sale and purchase of such Account;

          2.3.7 any Account of any Account Debtor that directly or indirectly is controlled by Company or that either owns in whole or material part or directly or indirectly controls Company or is under common control with Company, including without limitation Account of its sales or marketing representatives for which goods or services are intended for resale;

          2.3.8 any Account to which any one or more of the following events occurs with regard to the Account, the Account Debtor or any other party primarily liable on the Account (including without limitation any guarantor of the Account or any general partners of Account Debtors who are individuals):
(a) death or judicial declaration of incompetence; (b) filing by or against any Account Debtor or any such other party of a request or a petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency or similar laws now or hereafter in effect of the United States, any state or territory thereof or any foreign jurisdiction; (c) the making of any general assignment by any Account Debtor or any such other party for the benefit of creditors; (d) the appointment of a receiver or trustee for any of the assets of any Account Debtor or any such other party including without limitation the appointment or taking possession by custodian as defined by the United States Bankruptcy Code, or any formal or informal proceeding for the dissolution, liquidation or settlement of claims or winding up of affairs of any Account Debtor; (d) any such other party; the sale, assignment or transfer of all or any substantial part of the assets of the Account Debtor or any such other party; (e) the non-payment by any Account Debtors or any such other party of its debts as they become due; or (f) the cessation of business of any Account Debtor or any such other party as a going concern;

          2.3.9 any Account if Company is not in compliance with the provisions of this Agreement; or

          2.3.10 any Account more than 5 business days from the date of issuance or as designated on the face of the invoice and/or issued on any date later than the date so designated on the face of the invoice.

     2.4  Treatment of Ineligible Accounts.  Any Account which fails to meet any
          --------------------------------
of the requirements of Section 2.2 or any Account as to which any of the foregoing subsections 2.3.1 through 2.3.10 inclusive, is or becomes true or occurs shall be referred to in this Agreement as


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an "Ineligible Account." In the event that Company shall offer and sell to
Factor an Account that is or becomes an Ineligible Account or otherwise becomes uncollectible, Company shall immediately (or it cannot be effected by book entry settlement within 5 days of request) repurchase said Account from Factor for the "Replacement Amount" which shall be equal to the Purchase Price plus and Reimbursable Costs (as defined in subsection 4.1.6 below) then outstanding, whereupon Factor shall reassign such Account to Company and thereafter Factor will pay to Company any proceeds from the collection of such Purchased Account Factor may have received after Factor has received payment in full from Company of the Repayment Amount, and provided there are no subsequent lienors claiming an interest therein and Company has no other outstanding obligations to Factor hereunder or under any other agreement between Factor and Company.

3.   SELECTION OF ACCOUNTS.

     3.1  Purchased Accounts. Upon receipt of any Assignment with the
          ------------------
aforementioned accompanying documents, Factor, at Factor's sole discretion, shall determine which, if any, of the Eligible Accounts Factor wishes to purchase (the "Purchased Accounts"). Upon Factor's determination that it shall obtain title to the Purchased Accounts free and clear of all liens, encumbrances and conflicting claims, Factor shall pay Company, by bank check or wire transfer, the "Purchase Price" (as defined below in Section 4.1.2) for the Purchased Account(s) in accordance with Section 4 hereof.

4.   PURCHASE OF SELECTED ACCOUNTS.

     4.1 The purchase price for any Purchased Account shall be determined and paid as follows:

          4.1.1 On the business day mutually agreed upon for the sale of the Purchased Accounts (the "Purchase Date"), the parties to this Agreement will determine the aggregate Net Value of the Purchased Accounts. The "Net Value" of each Purchased Account shall be equal to the aggregate unpaid face amount of the Account on the Purchase Date, less all authorized discounts, credits and other similar deductions.

          4.1.2 The "Purchase Price" of each Purchased Account shall be equal to the Net Value of such Account less (i) a discount to reflect the costs of carrying the Purchased Accounts (the "Basic Discount"); (ii) Reimbursable Costs as set forth in subsection 4.1.6, if any (iii) payment of any liabilities or obligations Company has to Factor pursuant to this Accounts Purchase Agreement and any other written agreement between Company and Factor whether or not arising from or relating to the transactions contemplated herein, and (iv) subject to adjustments as set forth in this Section 4 and otherwise as Factor may determine. For most Eligible Accounts, the Basic Discount shall be equal to twenty percent (20%) of the face amount of a Purchased Account.

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     4.1.3  Provided that Company complies with the representations, warranties and covenants made by Company in Section 9 hereof, and all other undertakings, promises and agreements made by Company in this Agreement, after Factor has received collections on a Purchased Account equal to the Repayment Amount, Factor will pay Company any remaining collections Factor thereafter receives on the Purchased Account after adjustments including set-offs, collection costs and other credits due Factor, if any (the "Remaining Collections"). Such settlements shall take place daily; provided that all remittances from Company or an Account Debtor to Factor shall be credited 5 days after receipt of payment by Factor so long as such payment instrument is fully honored in the ordinary course of its initial presentment by Factor. As additional security for the payment of the Obligations hereunder, the Company hereby grants to Factor a continuing first priority security interest in and to all of the Remaining Collections, and agrees that if Factor so determines, it may retain possession of the Remaining Collections if it determines that either the anticipated Obligations will exceed the Remaining Collections or an event or occurrence has occurred which, with the giving of notice or the passage of time, or both, will ripen into an Event of Default hereunder.

     4.1.4 Factor shall be entitled to offset against the Purchase Price of any purchased Account any amounts owed by Company to Factor under any provision of this or any other agreement between Factor and Company. Factor shall have the right, which may be exercised in Factor's sole and absolute discretion at any time and from time to time after the execution of this Accounts Purchase Agreement, to apply all amounts collected with respect to Purchased Accounts, as follows, before any payment from such collections shall be made to Company: (i) first, to the payment of all fees accrued with respect to Purchased Accounts, whether or not such fees have become due and payable pursuant to agreements between us; (ii) next, to the payment of any Reimbursable Costs relating to any Purchased Accounts; and (iii) finally, to the payment of any other Obligations Company has to Factor whether or not relating to any agreements between Company or the Purchased Accounts.

     4.1.5 Factor may change the terms of Basic Discount as to any Selected Account not theretofore purchased by Factor, provided Factor shall have delivered to Company notice of such change. Upon receipt of such notice, Company may withdraw any Eligible Accounts previously submitted to Factor, but not yet purchased by Factor.

     4.1.6 Company will pay and reimburse Factor, and indemnify, defend, and hold Factor harmless as to and in respect of, all of Factor's reasonable costs, expenses, filing fees and taxes incurred in connection with (i) the preparation, execution, delivery, recording, amendment, supplement or modification to this Agreement or other agreement with Company, and in respect of any transactions contemplated under this Accounts Purchase Agreement and related documents, (ii) the administration, collection, liquidation, enforcement and defense of the Obligations, Factor's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims by or against Factor directly or indirectly arising out of or related to the relationship between Company and Factor or any guarantor and Factor, (iii) the enforcement

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or preservation of any rights under this Accounts Purchase Agreement or any other document or instrument prepared in connection with, whether or not arising from or relating to the purchase by Factor of any Purchased Account, including without limitation, verification of any account, whether a Purchased Account or an Ineligible Account or for any other reason; (iv) any recording and filing fees and any liabilities with respect to, or resulting from, any delay in paying stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement to or modification of, this Accounts Purchase Agreement or any other document or instrument prepared in connection with, arising from or relating to the purchase by Factor of any Purchased Account and/or respecting its ongoing credit, business or prospects or any direct charges for activities undertaken at its request; (v) any cost or expense of any kind or nature incurred by Factor by way of being an actual or potential plaintiff, defendant, witness, custodian of documents or in any other capacity arising from or relating to any claims, counterclaims, assertions, liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, legal equitable or regulatory process of any kind or nature and/or disbursements of any kind or nature related to the aforesaid in connection with arising from or relating to the execution and delivery of, or consummation of any of any transactions rights or interests contemplated by, effected under or asserted, or any amendment, supplement to or modification of, this Accounts Purchase Agreement or any other document or instrument prepared in connection with, arising from or relating to the purchase by Factor of any Account, including without limitation all of the agreements, instruments or documents made by Company of any kind or nature relating to the conduct of business with Factor; (vi) any fees, costs, charges or expenses, direct or indirect, of any kind or nature arising from or relating to any claim, action, cause of action, arbitration, mediation and/or any legal or equitable proceeding in or to which Factor is a party arising from or relating to any agreement or transaction(s) between Company and Factor; (vii) any costs or expenses incurred by Factor arising from or related to the failure to pay, insolvency or bankruptcy of an Account Debtor; and (viii) the employment by Factor of attorneys' in connection with any of the foregoing, and including all expenses of such attorneys, including court costs, and including all fees incurred in any appellate or bankruptcy proceedings (all of the aforesaid from time to time are collectively referred to in this Accounts Purchase Agreement as the "Reimbursable Costs"). In the event any Reimbursable Cost is not paid on demand, such Reimbursable Costs shall bear interest at a rate of interest the "Default Rate" (as defined in Exhibit "A" attached hereto).

5.   GRANT OF SECURITY INTEREST.

     5.1 To induce Factor to purchase the Purchased Accounts, and as additional security for any and all of its obligations to Factor under this Agreement and all other agreements, instruments and documents executed by Company in favor of or for the benefit of Factor, Company hereby assigns to Factor and grants to Factor a continuing senior security interest in its Purchased Accounts (including all Remaining Collections) and the other Collateral. In all events, this Agreement shall be deemed to be a security agreement pursuant to the California Uniform Commercial Code (the "Code") and Company waives any defenses to enforcement hereof by

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Factor as such and undertake to do all things necessary to secure assignment transfer and a perfected security interest in and to such Accounts.

     5.2  Grant Clause.  To induce Factor to purchase the Purchase Accounts, and
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as additional security for the payment and performance in full of all
Obligations, Company hereby grants to Factor a continuing first priority security interest in and lien upon, and a right of setoff against, and Company hereby assigns and pledges to Factor, all of the Collateral, including all Purchased Accounts.

     5.3  Definition of Obligations.  "Obligations" shall mean any and all
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indebtedness, liabilities and obligations of every kind, nature and description, owing by Company to Factor and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, under any other agreement, instrument or document (including without limitation, the Accommodation Note and the Promissory Note) now or from time to time hereafter executed by Company for the benefit of or in favor of Factor, or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Company under Title 11 United States Code Section 101 et seq. or any
                                                                 -- ---
similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Factor including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participants of Company to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Company under this Agreement or in connection with any of the foregoing.

     5.4  Definition of Collateral.  "Collateral" shall mean all of the
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following property and interests in property of Company:

          5.4.1 All now owned and hereafter acquired right, title and interest of Company in, to and in respect of all: Accounts, including without limitation, the Purchased Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; general intangibles (including, but not limited to, all rights of Company under that certain License Agreement by and among High View Capital and Vermont Research Products, Inc. (or their successor or assign), as licensor, and Company, as licensee relating to the manufacturing and sale of the "BrightStar Product Line" (as defined below), tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licenser or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Factor, its affiliates or any entity which, at any time, participates in Factor's financing of Company or at any


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other depository or other institution; agreements or property securing or relating to any of the items referred to above;

          5.4.2 All now owned and hereafter acquired right, title and interest of Company in, to and in respect of goods, including, but not limited to:

                 5.4.2.1 All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, returns and materials to be used or consumed in Company's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licenser thereof;

                 5.4.2.2 All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (and including all warranties and operations manuals);

                 5.4.2.3 All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

                 5.4.2.4 All now owned and hereafter acquired right, title and interests of Company in, to and in respect of any real or other personal property in or upon which Factor has or may hereafter have a security interest, lien or right of setoff;

                 5.4.2.5 All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output, computer readable data, and storage disks, tapes and drives in the possession or control of the Company, any computer service bureau or other third party; and

                 5.4.2.6 All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all warranty, tort and other claims against third parties for loss or destruction of or damage to any of the foregoing.

BUT EXCLUDING THE FOLLOWING:

BrightStar Product Line
-----------------------

BrightStar is a modular consolidated server system incorporating Borrower's RAINS (Redundant Array of Independent Network Servers) technology. Provides for the collocating of multiple servers within a single, standard-size 19 inch chassis and allows for an environment of disparate server technologies. Packaging consists of multiple servers sharing peripherals, power supplies

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and other resources delivering enhanced management and easier upgrades or replacements. The midplane is designed for "hot-swappable" modules, isolated from system peripherals providing a flexible, open architecture computing environment.

6.   PAYMENT TO LOCKBOX.

     6.1 Company agrees to send over its signature, letters in form and substance satisfactory to Factor in respect of Section 2.1.3 hereinabove. In addition to sending the letters, Company shall, upon Factor's request, telephone the accounts payable clerk (or such other officer or employee as may be appropriate) of each Account Debtor of each of its Accounts to direct said Account Debtor to make payment of all sums due under every Account to the Lockbox address set forth in the letters. If any Account Debtor shall make payment of any Accounts to other than said Lockbox, Company immediately shall effect collection of such payments from any other party claiming an interest therein or having possession of the same. Company shall be deemed to hold any payments obtained by it on the Accounts in express trust for Factor in a segregated manner and Company shall deliver all such payments immediately to Factor through Factor's Lockbox or as otherwise instructed by Factor. In general, Company shall fully cooperate in any way reasonably requested by Factor to collect each Account, including all Purchased Accounts. Factor may require as a further condition to the purchase of the Purchased Accounts an intercreditor agreement, release, with any other entity currently having or previously having a claim against the Accounts, which agreement shall provide specifically for the safekeeping and delivery to Factor of any and all payments on Accounts that for any reason are forwarded to such entity by the Account Debtor or otherwise obtained by such entity in form received with appropriate endorsements which the Company agree to make. Company expressly acknowledges and agrees to Factor's right to access the Lockbox and related account(s) and withdraw or do otherwise with it; no interest shall accrue or be due Company on sums in the Lockbox and related account(s).

7.   NATURE OF RECOURSE.

     7.1 Recourse Liability. Company acknowledges that it has and shall continue to have the full liability for the warranties, representations, agreements and covenants, including without limitation, representation and warranties as to collectibility, made by Company herein and in the event of breach thereof by Company, its financial obligations to Factor shall be the total of (i) the balance of any amounts due Company from the purchase of the Purchased Accounts aggregately, (ii) the Inventory Advances made pursuant to the Inventory Rider; and (iii) Reimbursable Costs. Factor shall have the rights and remedies with respect thereto provided for in this Accounts Purchase Agreement and under applicable law.

     7.2    Insurance. Company shall at all times maintain, with financially
            ---------
sound and reputable insurers, casualty insurance with respect to the Collateral and other assets. Company shall at request of Factor, name Factor as sole loss payee of such insurance. All such insurance policies shall be in such form, substance, amounts, coverage and issued by insurance carriers, as may be satisfactory to Factor and shall provide for thirty (30) days' prior written notice to Factor of cancellation or reduction of coverage. Company hereby irrevocably appoints Factor and any designee of Factor as attorney-in-fact for Company to obtain at Company's expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Company shall deliver to Factor, in kind, all instruments representing proceeds of insurance received by Company. The foregoing power of attorney is coupled with an interest and is therefore irrevocable until all of the Obligations have been paid and this Agreement has been terminated. Factor may apply any insurance proceeds received at any time to the costs of repairs to or replacement of any portion of the Collateral and/or, at Factor's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Factor determines. If for any reason, Company fails to maintain any required insurance in effect at all times, Factor, may in its sole discretion, but shall not be obligated to, procure such insurance for the Account of Company, and the cost thereof shall be added to the Obligations and bear interest at the Default Rate specified in Exhibit A attached hereto until
                                               ---------
repaid to Factor.

8. INTEREST AND FEES. Company shall pay to Factor the interest, charges and fees in the amounts and at the time as specified and detailed in the attachment to this Agreement as Exhibit A incorporated herein as though set forth in full.
                     ---------

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     9.1  Representations, Warranties and Covenants.  Company hereby represents,
          -----------------------------------------
warrants and covenants to Factor the following, the truth, accuracy, and completeness of which, and compliance with which, shall be continuing conditions of the purchasing Accounts by Factor from Company and to providing Inventory Advances to Company pursuant to the Inventory Rider hereto:

     9.2  Maintenance of Books and Records.  Company shall keep and maintain its
          --------------------------------
books and records in accordance with generally accepted accounting principles, consistently applied. Company shall, at its sole expense, deliver to Factor the following reports and information by the date indicated:

          9.2.1 on or before the 5th business day after each calendar month end: true, accurate and complete monthly agings of its Accounts and Accounts payable, monthly inventory reports and, on or before the 5th business day after the receipt thereof, bank statements;

          9.2.2 on or before the 20th day after each calendar month end: monthly internally prepared interim financial statements;

          9.2.3 on or before the 20th day after the end of each fiscal quarter, payroll tax deposit reports;

          9.2.4 annually, within 20 days of filing, the income tax returns of Company;

          9.2.5 annually, not later than 90 days after fiscal year end: the annual certified financial statements of Company prepared according to generally accepted accounting principles (prepared by an independent certified public accountant acceptable to Factor), and the financial statements of each guarantor of the Obligations or Accounts; and

          9.2.6 as requested from time to time by Factor, such other information with respect to the business of Company or any guarantor, as Factor may request.

     9.3  Invoices.  Company may from time to time render invoices to Account
          --------
Debtors under its trade names set forth in Section 18.5.9 after Factor has received prior written notice from Company of the use of such trade names.

     9.4  Notice of Certain Events.  Company shall promptly notify Factor
          ------------------------
in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material item of the Collateral, including without limitation any Purchased Account, or which may result in any material adverse change in Company's business, assets, liabilities or condition, financial or otherwise.

     9.5  Location of Books and Records.  Company's books and records concerning
          -----------------------------
the Collateral and its chief executive office are and shall be maintained only at the address set forth in Section 18.5.3. Company's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 18.5.8 hereof, except Company may change such locations or open a new place of business after thirty (30) days prior written notice to Factor. Prior to any change in location or opening of any new place of business, Company shall execute and deliver or cause to be executed and delivered to Factor such financing statements, financing documents and security and other agreements as Factor may require.

     9.6  Title.  Company has and at all times will continue to have good and
          -----
marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except, if any, those set forth on Schedule "B" hereto.
------------

     9.7  Prohibition on Certain Transactions.  Company shall not without prior
          -----------------------------------
written consent of Factor directly or indirectly:

          9.7.1 sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business and other than the sale of the Selected Accounts to Factor);

          9.7.2 consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Company; or

          9.7.3 form or acquire any interest in any firm, corporations or other entity.

     9.8   Compliance with Laws.  Company is and at all times will continue to
           --------------------
be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and order relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters). All of Company's inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Company shall pay and discharge all taxes, assessments and governmental charges against Company or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith.

     9.9   Maintenance of Eligibility.  With respect to each Account deemed an
           --------------------------
Eligible Account (including all Purchased Accounts), except as immediately reported in writing to Factor, Company has no knowledge that any of the criteria for eligibility are not or are no longer satisfied as to each Account, except as disclosed in writing to Factor at the time such Account arises.

     9.10  Prior Assignments. No prior assignments nor any prior security
           -----------------
interest have been made, granted or arisen in any of its Accounts to anyone except as has been released by the parties holding such adverse interest or as to which Company and Factor (in its sole discretion) have entered into a valid intercreditor agreement or release in form acceptable to Factor prior to or contemporaneously with Factor's purchase of the Purchased Accounts.

     9.11  Bona Fide Indebtedness.  Each and every Eligible Account does and
           ----------------------
will represent a bona fide indebtedness wholly collectible on the terms and conditions set forth in the invoice and each document representing such account and presented to Factor and arising from the actual sale and delivery of goods or performance of services in the ordinary course of its business which has been finally accepted by the Account Debtor and which will be unconditionally owning to Factor in the amount and at the time stated in each invoice or document relating to the Eligible Account (which will not be changed without Factor's written consent) in United States funds at par, without dispute, offset, credit, deduction, defense or counterclaim of any kind, whether bona fide or otherwise except as disclosed to and approved by Factor prior to the sale and purchase; except, however, such disclosure will not limit Factor's right of collection, off-set or any right or remedy granted hereunder, under any agreement with Company or at law or in equity.

     9.12  Covenants.
           ---------

           9.12.1 Execution of Additional Documents. Company and interested third parties will execute such financing statements, affidavits and other instruments and documents as Factor may request from time to time to verify Factor's full title to and interest in the Purchased Accounts, and Factor shall have all the ownership, title, rights, security interest and guarantees with respect thereto and in respect of the property evidenced thereby free from any lien, security interest, claim or encumbrance of any kind, except in Factor's favor, and Company will forever defend the same against the claims of all persons. In addition, Company shall execute and deliver an/or provide such waivers, consents and subordination agreements from mortgages or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Factor, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Factor or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Company hereby authorizes Factor to file financing statements or amendments against Company in favor of Factor with respect to the Collateral, without Company's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Company.

          9.12.2 If any allowance or credit on any Purchased Account should be given by Company then Company will pay an amount equal to the same immediately to Factor.

          9.12.3 If any property relating to or the sale of which gave rise to a Purchased Account should be returned to Company, Company will hold the same in trust in a segregated manner for Factor's exclusive benefit as security for its obligations to Factor hereunder and subject to Factor's orders and Company will repurchase from Factor such property by paying the Repayment Amount immediately to Factor.

          9.12.4 Company will upon Factor's request make proper entries in its internal books reflecting Factor's rights and title as assignee of the Purchased Accounts and Factor's security interest in the Accounts and take whatever action Factor may reasonably request in order to secure Factor's rights and interests hereunder.

          9.12.5 Factor, any corporate trustee acting on Factor's behalf, and Factor's agent or Factor's representative are hereby constituted and designated as its attorney-in-fact with irrevocable power of attorney coupled with interest to endorse or sign its name on financing statements relating to the Accounts and remittances in respect to Accounts, to sign its name on assignments, checks, drafts or other instruments or documents and on invoices, notices to Account Debtors, bills of lading and storage receipts in respect of its Accounts or the property covered thereby (the foregoing power is coupled with an interest and is therefore irrevocable).

     9.13  Performance of Warranties.  Company shall promptly honor each
           -------------------------
warranty claim which falls within Company's warranty policy in effect from time to time.

     9.14  Delivery of Documentation.  At such times as Factor may request and
           -------------------------
in the manner specified by Factor, Company shall deliver to Factor or Factor's representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to Accounts or other Collateral, together with customer statements, schedules describing the Accounts or other Collateral and/or statements of account and confirmatory assignments to Factor of the Accounts or other Collateral, in form and substance satisfactory to Factor and duly executed by Company.

     9.15  Inspections.  From time to time as requested by Factor, at the sole
           -----------
expense of Company, Factor or its designee shall have access prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting the Collateral, including Company's books and records, and Company shall permit Factor or its designee to make such copies of such books and records or extracts therefrom as Factor may request. Without expense to Factor, Factor may use such of Company's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Factor, in its sole discretion, deems appropriate. Company hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Factor at Company's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Company.

     9.16  Credit Reports.  Company hereby authorizes all duly constituted
           --------------
federal, state and municipal authorities to furnish Factor copies of any notices, claims, liens and reports of examinations of Company made by any such authorities and further authorizes any credit reporting agencies to furnish Factor copies of any reports dealing with its creditworthiness;

     9.17  No Other Security Interests in Collateral.  Without Factor's
           -----------------------------------------
knowledge and either Factor's consent or payment of any outstanding balance due Factor, except for the security interests identified in Exhibit "B" attached hereto and as to which the secured party has executed and delivered an intercreditor or subordination agreement in form and substance satisfactory to Factor, Company will not pledge, mortgage or otherwise encumber any of the Collateral or any other assets or suffer any involuntary lien thereon or allow its corporate charter or any of its franchises to lapse. Company represents and warrants that, as of the date hereof, the amount owing to Prototech does not exceed $35,000.00.

     9.18  No Change of Address.  At no time will Company notify any Account
           --------------------
Debtor to make payment except to an address Factor has instructed Company to make payment to or request an account debtor to withhold or stop any payment directed to Factor's address.

     9.19  Ongoing Expenses.  Factor may charge Company during the term of this
           ----------------
Agreement for costs and expenses allocable to on-going credit reports and invoice verifications. Additionally, Company authorizes Factor to obtain verification of any invoice(s) submitted by Company to Factor. In the event of any result which in Factor's opinion is unsatisfactory, Factor may charge Company for additional independent verification at the rate then chargeable.

     9.20  Change in Executives or Control of Company.  Company shall promptly
           ------------------------------------------
report any change in the chief executive officer, chief operating officer, chief financial officer or more than a ten percent (10%) change in the ownership of Company. Company shall cause each such officer, including any replacements or substituted officers, to execute and deliver to Factor validity indemnifications regarding the Accounts, in form and substance substantially similar to those signed by the present officers of Borrower in connection therewith (the "Validity Indemnifications").

10.  NO ASSUMPTION OF OBLIGATIONS.

     10.1  No Assumption. Factor does not, and shall not be deemed to, assume
           -------------
any of Company's obligations relating to any of the transactions giving rise to any of its Accounts. To the extent that Company has not completed performance of any contract pursuant to which an Account was generated, Company hereby covenants and agrees to complete such contract in order that the Account Debtor will continue not to have any rights of set-off, counterclaim, right of recoupment or dispute other than any discounts or allowances allowed by Company in the ordinary course of its business.

11. NATURE OF TRANSACTION. Each transaction contemplated by this Agreement as to Purchased Accounts will be a purchase of accounts pursuant to which Company has sold the Purchased Accounts to Factor outright and unconditionally and the Purchase Price paid for any Purchased Account is not intended to constitute a loan to Company. Factor is not making any investment with the expectation of profits to be derived from its entrepreneurial or managerial efforts, nor are the parties hereto creating between them any partnership or joint venture. Under no circumstances does or will Company consider Factor to be a lendor; at all times hereunder Factor is and shall be a bona fide third-party purchaser for value.

12. DEFAULT ON A PARTICULAR PURCHASED ACCOUNT. If any amount due under any Purchased Account becomes past due according to its terms, then, at Factor's option, notwithstanding any claim made by Factor with the insurer relating to such Purchased Account, upon request by Factor, Company shall immediately (or if it cannot be effected by book entry settlement within 5 days of request) pay Factor the amount past due and the amount so paid shall, in the event Factor shall eventually received collections on such Purchased Account equal to the Repayment Amount, be paid to Company at the time that the balance of the Repayment Amount for such Purchased Account is paid. These provisions refer to and represent partial liquidated damages arising from or relating to an Account and are in addition to any other remedies available to Factor and are not deemed a repurchase by Company of the Purchase Account.

13.  EVENTS OF DEFAULT AND REMEDIES.

     13.1 All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future purchases of Accounts by Factor shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Factor's option, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

           13.1.1 Company fails to pay when due any of the Obligations, including the repurchase obligation of Company under Section 12 above, or fails to pay or perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Company and Factor or any affiliate of Factor.

     13.1.2 Any representation, warranty or statement of fact made by Company to Factor in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Factor, shall prove inaccurate or misleading in any material respect;

     13.1.3 Any guarantor or any signer of a Validity Indemnification in favor of Factor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement, Validity Indemnification other agreement of such party in favor of Factor or any affiliate of Factor.

     13.1.4 Any judgment or judgments aggregating in excess of $35,000 or any injunction or attachment is obtained against Company or any guarantor which remains unstayed or unsatisfied for a period of ten (10) days or is enforced.

     13.1.5 Any guarantor (but not a signer of a Validity Indemnification) dies, or Company or any guarantor which is a corporation fails to maintain its corporate existence in good standing, or the usual business of Company or any guarantor ceases or is suspended.

     13.1.6 Company or any guarantor (or any signer of a Validity Indemnification in favor of Factor) becomes insolvent, makes a general assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors.

     13.1.7 Any petition or application for any relief under the bankruptcy laws of the Unites States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Company or any guarantor.

     13.1.8 The indictment or threatened indictment of Company or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Company or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Company or such guarantor.

     13.1.9 Any default or event of default under any financing, security or other agreement, document or instrument at any time executed and/or delivered to, with or in favor of Factor or any of its affiliates by an affiliate of Company, and all applicable grace and cure periods have expired;

     13.1.10 Factor in good faith believes the either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations.

           13.1.11 Company or any guarantor asserts the invalidity or unenforceability of this Agreement, the Inventory Rider, any guaranty, or any other agreement, document or instrument executed and delivered in connection with this Agreement.

     13.2 In the event that Company becomes obligated to pay Factor for any reason, including without limitation for an Ineligible Account or an Account that has otherwise become uncollectible or to pay any delinquency or upon the occurrence of any Event of Default, Factor shall have, in addition to all Factor's rights and remedies under this Agreement, the rights and remedies in and to Company's Accounts of a secured party as provided in Section 13.3 below. In particular, and without limiting the foregoing, Factor shall have the right to make deductions from the Purchase Price payable for any other Purchased Account and to apply payments with respect to Accounts (whether or not received in the Lockbox pursuant to Section 6 hereof) in satisfaction of such obligations or any other of its obligations to Factor hereunder or under any other agreement between Factor and Company.

     13.3 Upon the occurrence of an Event of Default and at any time thereafter, Factor shall have all rights and remedies provided in this Agreement, any other agreements between Company and Factor, the Code or other applicable law, all of which rights and remedies may be exercised without notice to Company, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Factor are cumulative and not exclusive and are enforceable, in Factor's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Factor any determine. Without limiting the foregoing, Factor may:

           13.3.1 accelerate the payment of all Obligations and demand immediate payment thereof to Factor, upon which acceleration, all Obligations shall bear interest at the Default Rate until paid in full;

           13.3.2  cease any purchases hereunder without notice;

           13.3.3 with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;

           13.3.4 require Company, at Company's expense, to assemble and make available to Factor any part or all of the Collateral at any place and time designated by Factor;

           13.3.5 collect, foreclose, receive, appropriate, setoff and realize of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligator, without affecting any of the Obligations;

           13.3.6 sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Factor or elsewhere) at such prices or terms as Factor may deem reasonable, for cash, upon credit or for future delivery, with the Factor having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Company, which right or equity of redemption is hereby expressly waived and released by Company. If any of the Collateral is sold or leased by Factor upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Factor. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Factor to Company designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Company waives any other notice. In the event Factor institutes any action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Company waives the posting of any bond which might otherwise be required.

     13.4  Application of Proceeds.  Factor may apply and reapply the cash
           -----------------------
proceeds of Collateral actually received by Factor from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Factor with respect thereto or otherwise chargeable to Company) and in such order as Factor may elect, whether or not then due. Company shall remain liable to Factor for the payment of any deficiency owing on the Obligations together with interest at the Default Rate and all costs and expenses of connection or enforcement, including reasonable attorneys' fees and legal expenses.

14.  RETURNS AND DISPUTES.

     14.1  Procedures for Returns and Disputes.  Any goods relating to or which
           -----------------------------------
by sale give rise to Accounts and which are returned by Account Debtors or otherwise recovered will be Factor's property; they shall be set aside and held by Company as Factor's trustee, to be disposed of in accordance with Factor's instructions. Company shall notify Factor promptly of all such returns and recoveries and of all disputes and claims by Account Debtors relating in any way to the Accounts. If any dispute or claim is not promptly settled by Company without loss or expense to Factor, Factor may litigate the same or settle it directly with the Account Debtor on such terms and as Factor deem advisable; and if Factor demands that the Account affected thereby be repurchased by Company, Factor will credit Company with the net amount of cash received by Factor, after payment of all costs and expenses including court costs and attorneys' fees. Company waives presentment and protest and all other notices to which Company may otherwise be entitled. Any funds realized by Factor from Factor's liquidation of goods as provided hereinabove, after accounting, for Factor's direct costs, shall be credited to Company.

15.  JURY TRIAL WAIVER: CERTAIN OTHER WAIVER AND CONSENTS.

     15.1 COMPANY AND FACTOR EACH WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS

AGREEMENT, (INCLUDING WITHOUT LIMITATION ALL EXHIBITS, SCHEDULES, ADDENDA AND RIDERS WHICH ARE PART OF THIS AGREEMENT), THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY COMPANY OR FACTOR, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN COMPANY AND FACTOR.

     15.2 Company waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Factor with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

     15.3 Company hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in California and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Company waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Company at its chief executive office set forth herein or other address thereof of which Factor has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of such Courts. Any such action or proceeding commenced by Company against Factor will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Factor designated in
Section 18.4.2 is located and Company waive any objection based on forum non convenes and any objection to venue in connection therewith. Company hereby appoints any officer of Factor to accept service of process on behalf of Company in the selected forum and such acceptance shall constitute personal service of process on Company for all purposes. The officer of Factor accepting such service of process is obligated by the terms of his or her employment to use his/her best effort to forward the summons and complaint to Company at the last known address showing in Factor's records.

     15.4 Factor shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Factor. A waiver by Factor of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Factor would otherwise have on any future occasion, whether similar in kind or otherwise.

     15.5 In consideration of Factor's entering into this Agreement and making the accommodations provided for herein, to the extent permitted by applicable law, Company hereby agrees that Factor shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended (the "Bankruptcy Code"), or otherwise, on or against the exercise of the rights and remedies otherwise available to Factor as provided herein, or in any documents related hereto, or as otherwise provided by law; in the event Company shall:

          15.5.1 file with any bankruptcy court of competent jurisdiction, or be the subject of, and petition under the Bankruptcy Code;

          15.5.2 be the subject of any order for relief issued under the Bankruptcy Code;

          15.5.3 file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

          15.5.4 have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator;

          15.5.5 be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors.

16.  INDEMNIFICATION.

     16.1 Company hereby indemnifies and holds harmless Factor, Factor's officers, directors, agents, affiliates and attorneys, Factor's successors and assigns, and their respective officers, directors, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which are incurred by or asserted against Factor, Factor's officers, directors, agents and attorneys, Factor's successors and assigns, or their respective officers, directors, agents, affiliates and attorneys by Company or by any other party for any reason, including without limitation whether due to any material breach by Company of its representations, warranties or covenants provided for in this Agreement or any other agreement Company has with Factor or of any material misrepresentation by or against Company or of the commencement of any legal or equitable action by Company to which Factor is or becomes a party. Company hereby releases and exculpates Factor, its officers, employees, agents, representatives, attorneys and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Factor have any liability to Company for lost profits or other special or consequential damages. The indemnities contained in this Section 16 shall survive any termination or expiration of this Agreement.

17.  EFFECTIVE DATE, TERM AND TERMINATION.

     17.1  Effective Date.  This Agreement shall become effective upon
           --------------
acceptance by Factor and shall continue in full force and effect until terminated by either of Company giving to the other at least 30 days' prior written notice of termination by registered or certified mail but not less than 12 months from the first day of the first full month after the date hereof (the "Term"); notwithstanding the foregoing, however, (i) Factor may elect at any time and in Factor's sole discretion not to purchase additional Accounts and Factor shall have the right to terminate this Agreement immediately at any time and without notice upon the occurrence of any Default, and (ii) Company may terminate this Agreement upon payment of the fee set forth below. Termination, however, shall not relieve or discharge Company of its duties, obligations or covenants hereunder until all its obligations to Factor has been paid in full, and all the terms, provisions and conditions of this Agreement, including, without limitation, Factor's continuing right, title and interest and other rights and remedies in and to its Accounts and security interest in the Collateral shall, subject to Section 17.5 below, remain in effect until all of the Obligations have been paid in full. In addition, Factor shall have the right to retain payments with respect to its Accounts (whether or not received in the Lockbox pursuant to Section 6 hereof) in such reasonable amount and for such reasonable time as Factor determine is necessary to secure the payment in full of all its Obligations, including without limitation Obligations arising from its indemnification, to Factor.

          17.1.1 If Company terminates this Agreement prior to the end of the Term, Company shall pay to Factor upon the effective date of termination, 2.5% of the Maximum Credit Facility available to Company at the time of termination.

     17.2  Survival of Obligations.  The provisions of this Section shall be and
           -----------------------
remain effective notwithstanding any contrary action which may have been taken by Factor in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Factor's rights under this Agreement, and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of the Agreement.

     17.3  Notices.  Except as otherwise provided, all notices, requests and
           -------
demands hereunder shall be:

           17.3.1 made to Factor at its address set forth in Section 18.4.3 and to Company at its chief executive office set forth in Section 18.5.3, or to such other address as whether party may designate by written notice to the other in accordance with this provision, and

           17.3.2 deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight commercial courier delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing.

           17.3.3 If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect the Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

     17.4 This Agreement, Exhibits, Riders, Addenda, and the Schedules attached hereto if any, contain the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Factor. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Factor under this Agreement shall not be assignable nor inure to the successors and assigns of Company.

     17.5 No termination of this Agreement shall relieve or discharge Company of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Factor have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Factor in and upon all then-existing and thereafter-arising or acquired Collateral and all warranties and waivers of Company. Upon the termination and expiration of this Agreement, Company may request in writing to Factor to terminate its security interests in the Collateral, and Company agrees to do so so long as there are no outstanding liquidated, noncontingent Obligations remaining at such time. If there are outstanding liquidated, noncontingent Obligations then owing by Company to Factor, Factor shall describe such liquidated, noncontingent Obligations in reasonable detail to Company, but shall not be obligated to terminate its security interests in the Collateral until all such remaining liquidated, noncontingent Obligations have been paid in full.

     17.6 All terms used herein which are defined in the Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

     17.7 This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (without regard to its conflict of laws principles).

     17.8 This Agreement shall become effective when it is accepted and signed by an authorized officer of Factor at Factor's Office.

18.  ADDITIONAL DEFINITIONS AND TERMS.

     18.1 Limitations, Terms and Rates:
          ----------------------------

          18.1.1 Maximum Purchased Accounts Limit: $300,000.00 (but no purchases of a face amount which exceeds 80.0% of Eligible Accounts). The availability under the foregoing limit shall be reduced by the aggregate amount of all Inventory Advances.

     18.2  Eligibility Parameters:
           ----------------------

           18.2.1  Eligible Accounts Percentage: advance rate of Eligible
Accounts: 80.0%

           18.2.2 Maximum days after Invoice Date for Eligible Accounts: 75 days

           18.2.3  Term: One (1) year.

     18.3  Rates and Fees:
           --------------

           18.3.1 Interest Rate: Prime Rate plus 7.0% per annum billed monthly, but in no event less than the minimum monthly interest set forth in Section 1.1 on Exhibit A computed on a monthly basis, and billed and payable monthly on the
   ---------
first day of each month.

           18.3.2 Administrative Fee Percent: .075% per month of the average daily balance outstanding hereunder.

           18.3.3 Facility Fee: 1.5% of Maximum Purchased Account Limit due annually in advance.

     18.4  Factor Information:
           ------------------

           18.4.1  Factor: ALCO Financial Services, LLC

           18.4.2  Factor's Office: Larkspur, California

           18.4.3 Factor's Office Address: 900 Larkspur Landing Circle, Suite 230, Larkspur, California 94939

           18.4.4  Factor's Office Telephone: 415-925-9711

           18.4.5  Factor's Office Fax: 415-925-9825

           18.4.6  Factor's Bank: First Union National Bank

           18.4.7  Factor's Bank Account Number: To be identified

           18.4.8  Factor's Bank Address: 301 South Tryon Street

           18.4.9 Factor's Bank City/State/Zip: Charlotte, North Carolina 28230-0337.

     18.5  Company Information:
           -------------------

           18.5.1  Company: ChatCom, Inc., a California corporation

           18.5.2  Company's Chief Executive Office: Chatsworth, California

           18.5.3  Company's Address: 9600 Topanga Canyon Boulevard

           18.5.4  City/State/Zip: Chatsworth, California 91311

           18.5.5  Company's Telephone: 818-709-1778

           18.5.6  Company's Fax: 818-882-1424

           18.5.7  Locations of Collateral: See Sections 18.5.3

           18.5.8  Company's Other offices and Locations of Collateral: None.

           18.5.9 Company's Trade Names for Invoicing: JL CHATCOM, J&L INFORMATION SYSTEMS, CHATTWIN, CHATTERBOX, CHATPOWER PLUS, CHATRAINS, CHATRAID.

           18.5.10 Lockbox Information (Payment to be made to:): Alco Financial Services, LLC in care of C.I.T. Receivables Service, First Union National Bank, 301 South Tryon Street, Charlotte, North Carolina 28230-0337

           18.5.11  Lockbox Name: C.I.T. Receivables Service

           18.5.12  Lockbox Address: See Section 18.5.10

19.  CLOSING REQUIREMENTS.

     19.1  Delivery of Documents. Prior to the initial advance and as a
           ---------------------
condition to the Factor's obligation to make such advance, Company shall deliver to Factor the following documents and information:

           19.1.1 Duly executed originals of this Agreement, and all Schedules, Addenda, Exhibits and Riders hereto.

           19.1.2 Such financial statements and information as the Factor shall require from Company and each guarantor.

           19.1.3 Such Accounts and inventory information as the Factor requires.

          19.1.4 Financing statement, tax and judgment search against Company showing only security interests permitted in Schedule "B."
                                             ------------

          19.1.5 Copies of Company's articles of incorporation and a current good standing certificate certified by the California Secretary of State, and bylaws certified by Company's secretary.

          19.1.6 Corporate and shareholder resolutions authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          19.1.7 Validity guarantees executed and delivered by the chief executive officer, the chief operating officer, and the chief operating officer of Company.

          19.1.8 Company shall have paid in good funds all of the fees required to be paid hereunder.

     20. SUBORDINATION. Reference is hereby made to a certain Purchase and Sale Agreement dated as of the date hereof by and among Company and High View Capital ("High View"), and Vermont Research Products, Inc. (collectively, "Subordinate Creditor"), pursuant to which Company has agreed to sell to Subordinate Creditor all of Company's right, title and interest in and to the BrightStar product line and the "Product" (as defined therein). Pursuant to a certain License Agreement dated as of August 31, 1998) (the "License Agreement"), Subordinate Creditor (which, for purposes of this Agreement, includes any successor entity or assignee of either High View and/or VRPI established to own the Product, and any transferee of any of the foregoing entities) has agreed to license the right to manufacture the Product to Company. All of the Company's rights and interests under the License Agreement, including the right to manufacture and sell the BrightStar Product and System, and all rights to payment under the License Agreement, are included in the definition of Collateral hereunder. Pursuant to a certain Agreement of Subordination dated as of the date hereof (the "Subordination Agreement") by and among Factor and Subordinate Creditor, Subordinate Creditor has agreed that all sums owing to Subordinate Creditor under the License Agreement are subordinate in priority to the prior payment in full of the Obligations hereunder. In connection therewith, Company hereby agrees as follows:

     20.1 Company consents to the terms and provisions of the Subordination Agreement and covenants and agrees that it shall not take any action, omit to take any action, nor permit any action to be taken, which would breach any of the terms of the Subordination Agreement.

     20.2 Company agrees to give Factor not less than ten (10) days prior written notice prior to the payment of any monies to Subordinate Creditor under the License Agreement. Company acknowledges and agrees, that upon demand by Factor, all payments which would otherwise be made to Subordinate Creditor shall be remitted to Factor for application to the Obligations.

     20.3 Company shall promptly notify Factor in writing of any proposed rescission or proposed extension, amendment, or other modification of the License Agreement.

     20.4 Company shall deliver to Factor a copy of each notice sent by Company to Subordinate Creditor or by Subordinate Creditor to Company under the License Agreement at the same time as such notice is delivered to Subordinate Creditor.

     20.5 Company shall not take any action or permit any action which is inconsistent or adverse to the rights and interests of Factor under the Subordination Agreement.

     IN WITNESS WHEREOF, Company has executed and delivered this Agreement to Factor, and Factor has accepted this Agreement at Larkspur, California, as of the date first shown above.

COMPANY:                          CHATCOM, INC.
                                  a California corporation


                                  By:  /s/ E. Carey Walters
                                      ----------------------------------
                                           E. Carey Walters, CEO
                                      ----------------------------------
                                      [Printed Name & Title]

FACTORS:                          ALCO FINANCIAL SERVICES, LLC,
                                  a California limited liability company


                                  By:  /s/ James D. Kendall
                                      ----------------------------------
                                           James D. Kendall Sr. V.P.
                                      ----------------------------------
                                      [Printed Name & Title]

                    List of Riders, Exhibits and Schedules
                    --------------------------------------

Inventory Rider and Borrowing Base Certificate

Exhibit "A" - Interest and Fees

Exhibit "B" - Permitted Security Interests, Liens, Claims and Encumbrances

Exhibit "C" - Letter to Account Debtors

Exhibit "D" - Closing Requirements

Addendum to Accounts Purchase Agreement

The following Inventory Rider is attached to, made a part thereof as if fully set forth in, and is incorporated in the attached ALCO Financial Services Accounts Purchase Agreement dated as of August 31, 1998.

                                INVENTORY RIDER
                              (Revolving Advance)

THIS INVENTORY RIDER (hereinafter referred to as "this Rider") dated as of August 31, 1998 is hereby made a part of and incorporated into that certain ALCO FINANCIAL SERVICES, LLC Accounts Purchase Agreement (hereinafter referred to as the "Agreement"), dated August 31, 1998, between ALCO FINANCIAL SERVICES, LLC, a California limited liability company (the "Factor") and CHATCOM, INC., a California corporation (the "Company"). Any initially capitalized term not specifically defined in this Rider shall have the meaning ascribed to it in the Agreement.

1.   Inventory Line. At the request of Company, made at any time and from time
     --------------
to time during the term of this Agreement, and so long as no Event of Default has occurred and Company is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Factor and Company, Factor agrees to make Company advances, on a revolving basis ("Inventory Advances"), equal to: thirty-five percent (35%) of Company's Eligible Inventory. In all events, the aggregate amount of the Inventory Advances outstanding at any time shall not exceed the lesser of (i) One Hundred Fifty Thousand Dollars ($150,000.00) or (ii) to: thirty-five percent (35%) of the Eligible Inventory. In no event shall the aggregate Inventory Advances outstanding at any one time exceed, when combined with the aggregate face Purchase Prices of Purchased Accounts at any one time, the Maximum Purchased Accounts Limit.

2.   Funding. The Inventory Advances shall be conditioned upon Factor's receipt
     -------
of a weekly designation of purchases and replacements (inventory) with invoices to be attached. Company shall deliver to Factor a Borrowing Base Certificate to be provided in form satisfactory to Factor.

3.   Fees: Payment. Inventory Advances made by Factor to Company pursuant to
     -------------
this Rider shall be added to and deemed part of the Obligations when made. Interest on the Inventory Advances shall be payable by Company on the first day of each month. Interest shall be calculated by taking the Monthly inventory Fee Percent per month, computed on the basis of a 30 day month for actual days elapsed, on the average daily balances of the Inventory Advances for the immediately preceding month.

4.   Definitions. As used herein, the following terms shall have the
     -----------
corresponding meanings:

     (a) The term "Eligible Inventory" shall mean all of Company's inventory (purchases and replacements): (a) in which Factor maintains a first priority perfected security interest and which are otherwise free and clear of all liens, rights and claims of others, (b) which are not unmerchantable, spoiled, damaged, or unfit for further processing, (c) which are held for sale or use in the ordinary and usual course of Company's business, (d) are not packaging, shipping, or advertising materials, and (e) which are not on consignment, in transit, or on site at the intended purchaser's premises or otherwise not physically located on the premises of Company. Eligible Inventory shall be valued at cost and may be adjusted by Factor, in Factor's discretion, for age and seasonability or other factors affecting the value of said inventory.

     (b)  The term "Inventory Borrowing Base" shall be the Eligible Inventory.

     (c) The "Monthly Inventory Fee Percent" is the Prime Rate + 7% per annum/divided by 12.

5.   Miscellaneous. All of the terms, covenants, warranties, conditions,
     -------------
agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Company and Factor as though fully set forth herein. This Rider amends the Agreement. In the event of any conflict between the provisions of the Agreement and the provisions of this Rider, the provisions of this Rider shall control.

COMPANY:                               CHATCOM, INC.
                                       a California corporation

                                       By: /s/ E. Carey Walters
                                           ---------------------
                                           E. Carey Walters, CEO
                                           ---------------------
                                           [Printed Name & Title]

Accepted 8/31, 1998, at Larkspur, California:
         ----

FACTOR:                                ALCO FINANCIAL SERVICES, LLC,
                                       a California limited liability company

                                       By: /s/ James D Kendall
                                           -------------------------
                                           James D Kendall  Sr. V.P.
                                           -------------------------
                                           [Printed Name & Title]

                          BORROWING BASE CERTIFICATE

     This Borrowing Base Certificate is being delivered by CHATCOM, INC., a California corporation (the "Company") pursuant to that certain Inventory Rider (Revolving Advances) which is attached to and forms a part of the ALCO Financial Services, LLC Accounts Purchase Agreement dated as of August 31, 1998 (the "Agreement") between Company and ALCO Financial Services, LLC, a California limited liability company (hereinafter called "Factor"). Initially capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Agreement. Company hereby certifies to Factor as follows:

     1. The representations and warranties of Company contained in the Agreement are true, correct, complete and accurate in all material respects on and as of the date of this Borrowing Base Certificate.

     2. No Event of Default has occurred and is continuing under the Agreement.

     3. Set forth below is a true, correct, complete and accurate calculation of the Net Availability and the Inventory Borrowing Base applicable to Company as of the end of the [week] [month] immediately preceding the date of this Borrowing Base Certificate:

A.   INVENTORY
     ---------

1.   Inventory at cost                 $
                                        ---------------

2.   Less Adjustments                  $
                                        ---------------

3.   Plus purchases                    $
                                        ---------------

4.   Eligible Inventory                $
                                        ---------------

5.   Eligible Inventory Borrowing:

     Base - (8) multiplied by   %
                              --
     not to exceed $                   $
                    ------------        ---------------

6.   Outstanding Inventory Advance     $
                                        ---------------

7.   Inventory Advance Availability -
       lesser of (4) or (5) minus
       (6) - if negative mandatory
       repayment is necessary          $
                                        ---------------

B.   NET AVAILABILITY
     ----------------

8.   Borrowing Base (9)            $
                                    --------------

9.   Maximum Commitment            $
                                    --------------

10.  Less Obligations:
     Inventory Advances            $
                                    --------------
     Inventory Advances            $
                                    --------------
     Total                         $
                                    --------------

11.  Net Availability - lesser
       of (8) or (9) minus (10)    $
                                    --------------

Attached hereto as Schedule 1 is the inventory detail for the [week] [month]
                   -------- -
ending                  , 199  .
       -----------------     --

IN WITNESS WHEREOF, the undersigned has executed and delivered this Borrowing
Base Certificate as of this day of           , 199  .
                                   ----------     --

COMPANY:                           CHATCOM, INC.
                                   a California corporation

                                   By: /s/ E. Carey Walters
                                       ---------------------
                                       E. Carey Walters, CEO
                                       ---------------------
                                       [Printed Name & Title]

This Exhibit A is attached to, made a part thereof as if fully set forth in
Section 2 ("Interest and Fees") and is incorporated in the attached ALCO Financial Services Accounts Purchase Agreement dated as of August 31, 1998.

                                  EXHIBIT "A"

                               Interest and Fees
                               -----------------

     1. Interest on the Inventory Advances shall be payable by Company on the first day of each month, calculated upon the closing daily balances in the loan Account of Company for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 18.3). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, monthly on the first day of the month. Company agrees that, at a minimum, Company shall pay the lesser of the following as minimum monthly interest on the Inventory Advances: (I) $300,00 times the per annum rate set forth as the Interest Rate in Section 18.3, or (II) fifty percent (50%) of the amount which the Eligible Accounts and Eligible Inventory formula will permit, times the Interest Rate in Section 18.3.

     On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid matured obligations shall accrue at a rate equal to ten percent (10%) per annum in excess of the Interest Rate otherwise payable (the "Default Rate") until such time as all Obligations are indefensibly paid in full (notwithstanding entry of any judgment against Company or the exercise of any other right or remedy by Factor), and all such interest shall be payable on demand. As used herein, the term "Prime Rate" means a variable rate of interest per annum published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate published in the Wall Street Journal on each funding date. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

     2. Company shall pay Factor on the first day of each month an Administrative Fee for the immediately preceding month (or part thereof). The Administrative Fee shall be calculated by taking the gross face value of an Account and multiplying it by the Administrative Fee percent set forth in
Section 18.3

     3. Company shall pay Factor on the date hereof a Facility Fee in the amount set forth in Section 18.3, which fee is fully earned as of the date hereof and shall be fully earned as of each renewal of the date hereof.

     4. At Factor's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Factor and Company may be charged to any loan Account of Company maintained by Factor.

Interest, fees for the Unused Line Fee and any other amounts payable by Company to Factor based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

COMPANY:                              CHATCOM, INC.,
                                      a California corporation

                                      By: /s/ E. Carey Walters
                                          ---------------------
                                          E. Carey Walters, CEO
                                          ---------------------
                                          [Printed Name & Title]

FACTOR:                               ALCO FINANCIAL SERVICES, LLC,
                                      a California limited liability company

                                      By: /s/ James D. Kendall
                                          --------------------------
                                          James D. Kendall, Sr. V.P.
                                          --------------------------
                                          [Printed Name & Title]

          [COUNTERPART SIGNATURE PAGE TO ACCOUNTS PURCHASE AGREEMENT
       DATED AS OF AUGUST 31, 1998 BETWEEN ALCO FINANCIAL SERVICES, LLC,
                              AND CHATCOM, INC.]

                                      CHATCOM, INC.,
                                      a California corporation

                                      By: /s/ Robert Holderness
                                          --------------------------------
                                          Robert Holderness, VP Operations
                                          --------------------------------
                                          [Printed Name & Title]

This Exhibit B is attached to, made a part thereof as if fully set forth, and is incorporated in, the attached ALCO Financial Services Account Purchase Agreement dated as of August 31, 1998

                                  Exhibit "B"

      List of Permitted Security Interests, Liens, Claims or Encumbrances
      -------------------------------------------------------------------

1.   PROTOTECH CIRCUITRY, INC., a California corporation

2.   AVNET, INC., a New York corporation.

3.   THE DAVID M. LEWIS COMPANY, INC.

4.   INTERWORKS COMPUTER PRODUCTS, INC.
================================================================================

This Exhibit C is attached to, made a part thereof as if fully set forth, and is incorporated in the attached ALCO Financial Services Accounts Purchase Agreement dated as of August 31, 1998.

                                  EXHIBIT "C"
                                  -----------

[Account Debtor]                                            __________, 199_

    Re:   Payment of Accounts Receivable

Dear Sir or Madam:

    We are pleased to announce that we have engaged the assistance of Alco Financial Services to assist with our working capital requirements and receivables management. Please make all payments due on the scheduled accounts with ChatCom, Inc. payable to Alco Financial Services, LLC, and send your payments to:

    ALCO FINANCIAL SERVICES, LLC,
    in care of C.I.T. Receivables Service
    First Union National Bank
    P.0. Box ____________
    301 South Tryon Street
    Charlotte, North Carolina 28230-0337

    Please continue to forward payments as set forth unless and until you are notified of any change.

    If there are presently any adjustments, holdbacks, setoffs, reductions, discounts, defenses, allowances or qualifications of any kind applicable to our existing accounts with you, or if any should arise in the future, please notify us immediately in writing of their existence and specific nature and send your communication to the above address.

    Your assistance, cooperation, and support will assure our success and continued growth.

                              CHATCOM, INC.

                              By:  /s/ E. CAREY WALTERS
                                 ----------------------
                              Title: President & CEO
                                    -------------------

ACKNOWLEDGED AND AGREED:

Name:___________________________
By:_____________________________
Title:__________________________
Date:___________________________

                                  EXHIBIT "D"

                             CLOSING REQUIREMENTS

     1. Delivery of Documents. Prior to the initial advance and as a condition to the Factor's obligation to make such advance, Company shall deliver to Factor the following documents and information, all of which must be acceptable to Factor in its sole discretion:

         1.1 Duly executed originals of this Agreement, and all Schedules, Addenda, Exhibits and Riders hereto, and UCC-1 Financing Statements for filing in such jurisdictions as Factor shall require.

         1.2 Such consents and acknowledgments to assignment from account debtors (including foreign or domestic governmental agencies) as Factor shall require.

         1.3 Such written subordination agreements from each person holding a security interest in any collateral as Factor shall require.

         1.4 Such financial statements and information as the Factor shall require from Company and each guarantor.

         1.5  Such Accounts and Inventory information as the Factor requires.

         1.6 Financing statement, tax and judgment search against Company showing only security interests permitted in Schedule "B."
                                             ------------

         1.7 Copies of Company's articles of incorporation and a current good standing certificate certified by the California Secretary of State, and bylaws certified by Company's secretary.

         1.8 Corporate and shareholder resolutions authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         1.9  Validity Indemnifications executed and delivered by E. Carey
Walters.

         1.10 The payment in good funds all of the fees required to be paid to Factor hereunder.

         1.11 Factor shall have received lien waivers from each landlord of any premises where any of the collateral is located.

         1.12 Such other documents and information as Factor may require.

This Addendum is attached to, made a part thereof as if fully set forth, and is incorporated in the attached ALCO Financial Services Accounts Purchase Agreement dated as of August 31, 1998.

                    ADDENDUM TO ACCOUNTS PURCHASE AGREEMENT
                    ---------------------------------------

     1. Company hereby waives any requirement that Factor protect, secure, perfect or ensure any lien or security interest or any property subject thereto or exhaust any right or take any action against any other obligor or any other collateral which directly or indirectly secures the obligations of the Company hereunder.

     2. In the event of a default, Company waives notice prior to Factor's taking possession or control of any collateral or any bond or security which may be required by any court prior to allowing Factor to exercise any of Factor's rights or remedies, the benefit of any and all valuation, appraisement or exemption laws, notice of acceptance hereof, any and all notices in connection with the execution, delivery, performance or enforcement of Company's obligations hereunder, the right to notice of or consent to any compromise, settlement, extension, renewal or release with respect to any collateral and further agrees that its obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of any circumstance, act, claim or defense which might otherwise constitute a defense available to or a discharge of Company or any obligor.

     IN WITNESS WHEREOF, the parties to the Accounts Purchase Agreement dated as of August 31, 1998, have executed this Addendum thereto.

COMPANY:                   CHATCOM, INC.,
                           a California corporation

                           By:  /s/ E. CAREY WALTERS
                                --------------------
                                E. CAREY WALTERS, CEO
                                -------------------------
                                [Printed Name & Title]

FACTOR:                    ALCO FINANCIAL SERVICES, LLC,
                           a California limited liability company

                           By:  /s/ JAMES D. KENDALL
                                ---------------------------
                                JAMES D. KENDALL, SR. V.P.
                                ---------------------------
                                [Printed Name & Title]